UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 455-1621

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2007, in connection with Digital Angel Corporation’s (the “Company”) planned sale of its subsidiary Outerlink Corporation (“Outerlink”), (1) the Company entered into amendments of (a) the Securities Purchase Agreement between the Company and Imperium Master Fund, Ltd. (“Imperium”) and Gemini Master Fund, Ltd. (“Gemini” and together with Imperium, the “Investors”) and (b) the Registration Rights Agreement between the Company and the Investors and (2) the Investors delivered a waiver letter to the Company waiving certain of their rights under the Subsidiary Guaranty executed by Outerlink in favor of the Investors and the Security Agreement executed by the Company and Outerlink in favor of the Investors (collectively, the amendments and the waiver letter are referred to as the “Outerlink Amendments”). Pursuant to the terms of the Outerlink Amendments, the Investors (1) consented to the sale of Outerlink, (2) waived all existing defaults, if any, under Section 4.10(b) of the Securities Purchase Agreement, (3) released the outstanding shares of Outerlink owned by the Company from the pledge and security interest granted to the Investors and (4) released Outerlink from its obligations arising under the Subsidiary Guaranty. In addition, the parties agreed to extend the registration deadline provided in the Registration Rights Agreement to October 1, 2007. As consideration, the Company (i) amended the exercise price to $1.701 and the term of the outstanding warrants originally issued to the Investors in connection with the issuance of the 10.25% senior secured debenture and (ii) issued an additional 141,400 warrants with the same amended terms to the Investors. On June 28, 2007, the Company also delivered its sixty-day prepayment notice to the Investors pursuant to Section 4 of the 10.25% senior secured debenture. Pursuant to the terms of the debenture, the Company will pay 102% of the outstanding principal amount of the debenture on the date of repayment plus all accrued and unpaid interest.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 2, 2007, the Company completed its previously announced sale of its wholly-owned subsidiary Outerlink to Newcomb Communications, Inc. (“Newcomb”). Outerlink provides satellite-based mobile asset tracking and data messaging systems used to manage the deployment of aircraft and land vehicles. Pursuant to the terms of the Stock Purchase Agreement, dated May 7, 2007, the Company sold all of the issued and outstanding shares of stock of OuterLink for a purchase price of one million dollars ($1,000,000), subject to certain adjustments, based on OuterLink’s closing balance sheet. Consideration consisted of a cash payment of $800,000 and a promissory note of $200,000 which matures on December 31, 2007. The Stock Purchase Agreement contains customary representations and warranties of the parties and indemnification provisions. In connection with the closing, the Company also executed a one-year non-competition agreement with OuterLink.

Mr. Paul F. Newcomb, President of Newcomb, was the founder and President of the predecessor company to OuterLink, which the Company acquired in January 2004.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

99.1	Pro forma financial information of the Company as of March 31, 2007 and for the periods ended December 31, 2006 and March 31, 2007.

(c) Exhibits

10.26	Amendment No. 5 to Securities Purchase Agreement, dated as of June 28, 2007, by and between Digital Angel Corporation, Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

10.27	Amendment No. 2 to Registration Rights Agreement, dated as of June 28, 2007, by and between Digital Angel Corporation, Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

10.28	Form of Warrant to Purchase Common Stock of Digital Angel Corporation issued in favor of Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: July 5, 2007

By: /s/ Lorraine Breece
Name: Lorraine Breece
Title: Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.26	Amendment No. 5 to Securities Purchase Agreement, dated as of June 28, 2007, by and between Digital Angel Corporation, Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

10.27	Amendment No. 2 to Registration Rights Agreement, dated as of June 28, 2007, by and between Digital Angel Corporation, Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

10.28	Form of Warrant to Purchase Common Stock of Digital Angel Corporation issued in favor of Imperium Master Fund, Ltd. and Gemini Master Fund, Ltd.

99.1	Pro forma financial information of the Company as of March 31, 2007 and for the periods ended December 31, 2006 and March 31, 2007.